Use these links to rapidly review the document

Filed pursuant to Rule 424(b)(3)
Registration No. 333-188385

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Class A common stock, par value $0.00001	20,000,000	$26.31	$526,200,000	$71,773.68

(1)
Estimated solely for purposes of calculating the amount of the registration fee. In accordance with Rule 457(c) of the Securities Act of 1933, as amended, or the Securities Act, the price shown is the average of the high and low sales prices of the Class A common stock on July 31, 2013, as reported on the New York Stock Exchange.

(2)
Calculated in accordance with Rule 457(r) under the Securities Act.

Prospectus Supplement to Prospectus dated May 6, 2013

20,000,000 Shares

Class A Common Stock

The selling stockholders named in this prospectus supplement are offering 20,000,000 shares of Vantiv, Inc.'s Class A common stock. We will not receive any proceeds from the sale of shares of Class A common stock to be offered by the selling stockholders.

Our Class A common stock is listed on the New York Stock Exchange under the symbol "VNTV." On August 1, 2013, the last sale price of our Class A common stock as reported on the New York Stock Exchange was $27.03 per share.

Investing in our Class A common stock involves a high degree of risk. See "Risk factors" beginning on page S-10. You should also consider the risk factors described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

The underwriter has agreed to purchase the shares of common stock from the selling stockholders at a price of $25.51 per share, which will result in $510,200,000 of aggregate proceeds to the selling stockholders before expenses. The underwriter proposes to offer the shares of common stock from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or negotiated prices, subject to its right to reject any order in whole or in part.

Neither the Securities and Exchange Commission (the "SEC"), nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares of Class A common stock to investors on or about August 7, 2013.

J.P. Morgan

August 1, 2013

Neither we, the selling stockholders, nor the underwriter (or any of our or their respective affiliates) have authorized anyone to provide any information other than that contained in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we, the selling stockholders nor the underwriter (or any of our or their respective affiliates) take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholders are not and the underwriter (or any of their respective affiliates) is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of such document. Our business, financial condition, results of operations and prospects may have changed since that date.

"VANTIV", "NPC", "NATIONAL PROCESSING COMPANY" and "JEANIE" and their respective logos are our trademarks. Solely for convenience, we refer to our trademarks in this prospectus supplement, the accompanying prospectus and documents incorporated by reference herein and therein without the ™ and ® symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to our trademarks. Other service marks, trademarks and trade names referred to in this prospectus supplement, the accompanying prospectus and documents incorporated by reference herein and therein are the property of their respective owners. As indicated in this prospectus supplement, we have included market data and industry forecasts that were obtained from industry publications and other sources.

S-i

About this prospectus supplement

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates the information contained or incorporated by reference in the accompanying prospectus. The second part is the accompanying prospectus, which contains more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with any documents incorporated by reference herein and therein and the additional information described below under the heading "Where you can find more information; Incorporation of certain documents by reference" in their entirety before making an investment decision. To the extent there is a variation between information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

S-ii

Prospectus supplement summary

The items in the following summary are described in more detail later in, or are incorporated by reference into, this prospectus supplement and the accompanying prospectus. This summary provides an overview of selected information and does not contain all of the information you should consider. Therefore, you should also read the more detailed information set out in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risk factors, the financial statements and related notes thereto, and the other documents to which this prospectus supplement and the accompanying prospectus refer before making an investment decision. Unless otherwise stated in this prospectus supplement, or as the context otherwise requires, references to "Vantiv," "we," "us" or "our company" refer to Vantiv, Inc. and its subsidiaries.

Business description

Vantiv is a leading, integrated payment processor differentiated by a single, proprietary technology platform. According to the Nilson Report, we are the third largest merchant acquirer and the largest PIN debit acquirer by transaction volume in the United States. We efficiently provide a suite of comprehensive services to merchants and financial institutions of all sizes. Our technology platform offers our clients a single point of service that is easy to connect to and use in order to access a broad range of payment services and solutions. Our integrated business and single platform also enable us to innovate, develop and deploy new services and provide us with significant economies of scale. Our varied and broad distribution provides us with a diverse client base and channel partner relationships. We believe this combination of attributes provides us with competitive advantages and has enabled us to generate strong growth and profitability.

We believe our single, proprietary technology platform is differentiated from our competitors' multiple platform architectures. Because of our single point of service and ability to collect, manage and analyze data across the payment processing value chain, we can identify and develop new services more efficiently. Once developed, we can more cost-effectively deploy new solutions to our clients through our single platform. Our single scalable platform also enables us to efficiently manage, update and maintain our technology, increase capacity and speed and realize significant operating leverage.

We offer a broad suite of payment processing services that enable our clients to meet their payment processing needs through a single provider. We enable merchants of all sizes to accept and process credit, debit and prepaid payments and provide them supporting services, such as information solutions, interchange management and fraud management, as well as vertical-specific solutions in sectors such as grocery, pharmacy, retail, petroleum and restaurants/quick service restaurants. We also provide mission critical payment services to financial institutions, such as card issuer processing, payment network processing, fraud protection, card production, prepaid program management, ATM driving and network gateway and switching services that utilize our proprietary Jeanie PIN debit payment network.

We provide small and mid-sized clients with the comprehensive solutions that we have developed to meet the extensive requirements of our large merchant and financial institution clients. We then tailor these solutions to the unique needs of our small and mid-sized clients. In addition, we take a consultative approach to providing services that helps our clients enhance their payments-related services.

Our capabilities differentiate us from other payment processors that focus primarily on just merchant acquiring, card issuer processing or network services and those that operate multiple businesses on disparate technology platforms. Through our integrated business, we believe we can manage our business more efficiently, benefiting both our merchant and financial institution clients and resulting in increased profitability. We are also well positioned to provide payment solutions for high growth markets, such as ecommerce, mobile payment offerings and prepaid because we process payment transactions across the entire payment processing value chain on a single platform.

We distribute our services through direct and indirect distribution channels using a unified sales approach that enables us to efficiently and effectively target merchants and financial institutions of all sizes. Our direct channel includes a national sales force that targets financial institutions and national merchants, regional and mid-market sales teams that sell solutions to merchants and third-party reseller clients and a telesales operation that targets small and mid-sized merchants. Our indirect channel to merchants includes relationships with a broad range of independent sales organizations, or ISOs, merchant banks, value-added resellers and trade associations that target merchants, including difficult to reach small and mid-sized merchants. Our indirect channel to financial institutions includes relationships with third-party partners and core processors.

We have a broad and diversified merchant and financial institution client base. Our merchant client base has low client concentration and is heavily weighted in non-discretionary everyday spend categories, such as grocery and pharmacy, and includes large national retailers, including eight of the top 25 national retailers by revenue in 2012, and over 200,000 small and mid-sized merchant locations. Our financial institution client base is also well diversified and includes approximately 1,350 financial institutions, including nine of the top 50 financial institutions by asset size as of December 31, 2012.

Our competitive strengths

Single, proprietary technology platform

We have a single, proprietary technology platform that provides our clients with differentiated payment processing solutions and provides us with significant strategic and operational benefits. Our clients access our processing solutions through a single point of access and service, which is easy to use and enables our clients to acquire additional services as their business needs evolve. Our platform also allows us to collect, manage and analyze data that we can then package into information solutions for our clients. It also provides insight into market trends and opportunities as they emerge, which enhances our ability to innovate and develop new value-added services. Our single platform allows us to more easily deploy new solutions that span the payment processing value chain, such as ecommerce, mobile and prepaid, which are high growth market opportunities. Since we operate one scalable technology platform, we are able to efficiently manage, update and maintain our technology and increase capacity and speed, which provide significant operating leverage.

Integrated business

We operate as a single integrated business using a unified sales and product development approach. Our integrated business and established client relationships across the payment processing value chain enhance our ability to cross-sell our services, develop new payment processing services and deliver substantial value to our clients. By operating as a single business, we believe we can manage our business more efficiently resulting in increased profitability. Our integrated business differentiates us from payment processors that are focused on discrete areas of the payment processing value chain or that operate multiple payment processing businesses.

Comprehensive suite of services

We offer a broad suite of payment processing services that enable our merchant and financial institution clients to address their payment processing needs through a single provider. Our solutions include traditional processing services as well as a range of innovative value-added services. We provide small and mid-sized clients with the comprehensive solutions originally developed for our large clients that we have adapted to meet the specific needs of our small and mid-sized clients. We have developed industry specific solutions with features and functionality to meet the specific requirements of various industry verticals, market segments and client types.

Diverse distribution channels

We sell our services to merchants, financial institutions and third-party reseller clients of all types and sizes through diverse distribution channels, which has resulted in low client concentration. Our direct channel includes a national sales force that targets financial institutions and national retailers, regional and mid-market sales teams that sell solutions to merchants and third-party reseller clients and a telesales operation that targets small and mid-sized merchants. Our indirect channel includes relationships with a broad range of ISOs, merchant banks, value-added resellers and trade associations that target merchants, including difficult to reach small and mid-sized merchants, as well as arrangements with core processors that sell our solutions to small and mid-sized financial institutions.

Strong execution capabilities

Our management team has significant experience in the payment processing industry and has demonstrated strong execution capabilities. Since we created a stand-alone company in 2009, we have invested substantial resources to enhance our technology platform, deepened our management organization, expanded our sales force, completed five acquisitions, introduced several new services, launched the Vantiv brand and built out and moved into our new corporate headquarters. We executed all of these projects while delivering substantial revenue growth and strong profitability.

Our strategy

We plan to grow our business over the course of the next few years, depending on market conditions, by continuing to execute on the following key strategies:

Increase small to mid-sized client base

We are focused on increasing our small to mid-sized client base to capitalize on the growth and margin opportunities provided by smaller merchants and financial institutions, which outsource all or a significant portion of their payment processing requirements and are generally more profitable on a per transaction basis. We plan to continue to identify and reach these small to mid-sized merchants and financial institutions through our direct sales force, ISOs, partnership and referral arrangements and third-party partners and core processors.

Develop new services

We seek to develop additional payment processing services that address evolving client demands and provide additional cross-selling opportunities by leveraging our single technology platform, industry knowledge and client relationships across the payment processing value chain. For example, we intend to expand our prepaid card services and customized fraud management services and introduce data-rich information solutions to provide our merchant and financial institution clients with new opportunities to generate incremental revenue or lower their costs.

Expand into high growth segments and verticals

We believe there is a substantial opportunity for us to expand further into high growth payment segments, such as ecommerce, demonstrated by our acquisition of Litle & Co., LLC in November 2012, mobile and information solutions, prepaid and attractive industry verticals, such as business-to-business, healthcare, government and education. We intend to further develop our technology capabilities to handle specific processing requirements for these segments and verticals, add new services that address their needs and broaden our distribution channels to reach these potential clients.

Broaden and deepen our distribution channels

We intend to continue to broaden and deepen our direct and indirect distribution channels to reach potential clients and sell new services to our existing clients. We plan to grow our direct sales force, including telesales, add new referral partners, such as merchant banks, and grow our indirect channels through new ISOs, partnership and referral arrangements, third-party partners and core processors. We will also continue to develop additional support services for our distribution channels, provide sales and product incentives and increase our business development resources dedicated to growing and promoting our distribution channels.

Enter new geographic markets

When we operated as a business unit of Fifth Third Bank we had a strong market position with large national merchants, and we focused on serving small to mid-sized merchants in Fifth Third Bank's core market in the Midwestern United States. We are expanding our direct and indirect distribution channels and leveraging our technology platform to target additional regions. In the future, and subject to any applicable regulatory approvals, we will also look to augment our U.S. business by selectively expanding into international markets through strategic partnerships or acquisitions that enhance our distribution channels, client base and service capabilities.

Pursue acquisitions

We have recently completed five acquisitions, and we intend to continue to seek acquisitions that provide attractive opportunities to increase our small to mid-sized client base, enhance our service offerings, target high growth payment segments and verticals, enter into new geographic markets and enhance and deepen our distribution channels. We also will consider acquisitions of discrete merchant portfolios that we believe would enhance our scale and client base and strengthen our market position in the payment processing industry.

Share exchange

On August 1, 2013, we received an exchange notice from Fifth Third Bank requesting that we exchange Class B units in Vantiv Holding, LLC, or Vantiv Holding, held by Fifth Third Bank pursuant to the terms of the exchange agreement, dated March 21, 2012 between us and Fifth Third Bank, or the Exchange Agreement, in connection with this offering. We will issue 5,000,000 shares of our Class A common stock to Fifth Third Bank in exchange for 5,000,000 Class B units in Vantiv Holding held by Fifth Third Bank, which we refer to as the Fifth Third exchange, prior to and in connection with the consummation of this offering. The shares of Class A common stock to be received by Fifth Third Bank are being offered pursuant to this prospectus supplement.

In connection with the Fifth Third exchange, we expect to record a liability of approximately $86 million during the quarter ending September 30, 2013 under the tax receivable agreement we entered into with

Fifth Third Bank at the time of our initial public offering. The approximate liability under the tax receivable agreement is based on the closing share price indicated on the cover of this prospectus supplement. The liability under the tax receivable agreement will not have an impact on our statements of income. The liability recorded is subject to change depending on the actual closing share price on the date of the exchange. See "Risk Factors—Risks Related to Our Company and Our Organizational Structure—We are party to four tax receivable agreements with our pre-initial public offering investors and the amounts we may be required to pay under these agreements could be significant" and "Management's Discussion and Analysis of Financial Condition and Results of Operations—Contractual Obligations" in our Annual Report on Form 10-K for the year ended December 31, 2012 and "Management's Discussion and Analysis of Financial Condition and Results of Operations—Contractual Obligations" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, each incorporated by reference in this prospectus supplement.

Corporate information

We are a Delaware corporation. We were incorporated as Advent-Kong Blocker Corp. on March 25, 2009 and changed our name to Vantiv, Inc. on November 8, 2011. We completed our initial public offering in March 2012 and our Class A common stock is listed on the New York Stock Exchange under the symbol "VNTV." Our principal executive offices are located at 8500 Governor's Hill Drive, Symmes Township, Ohio 45249, and our telephone number is (513) 900-4811. Our website address is www.vantiv.com. The information that appears on our website is not part of, and is not incorporated into, this prospectus supplement.

The offering

Class A common stock offered by the selling stockholders	20,000,000 shares of Class A common stock.
Class A common stock to be outstanding after this offering	145,334,200 shares of Class A common stock(1).
Class B common stock to be outstanding after this offering
48,822,826 shares of Class B common stock. Fifth Third Bank holds one share of our Class B common stock for each Class B unit of Vantiv Holding, LLC, or Vantiv Holding, that it holds. In order to sell shares of Class A common stock in the offering, immediately before the completion of this offering Fifth Third Bank will exchange a number of its Class B Units of Vantiv Holding for a number of shares of our Class A common stock to be sold by Fifth Third Bank in this offering, pursuant to the Fifth Third exchange. An equivalent number of shares of Class B common stock will be cancelled.
Use of proceeds	We will not receive any proceeds from the sale of shares of Class A common stock by the selling stockholders. See "Use of proceeds."
Dividend policy	We do not anticipate paying any dividends on our common stock in the foreseeable future. See "Dividend policy."
Voting rights	Each share of Class A common stock entitles the holder to one vote in all matters.

The shares of our Class B common stock entitle Fifth Third Bank as the holder of the Class B common stock to hold up to 18.5% of the aggregate voting power of our outstanding common stock determined on a formulaic basis. The total value and voting power of the Class A common stock and the Class B common stock that Fifth Third Bank holds (not including, for the avoidance of doubt, any ownership interest in units of Vantiv Holding) is limited to 18.5% at any time other than in connection with a stockholder vote with respect to a change of control, in which event Fifth Third Bank has the right to that full number of votes equal to the number of shares of Class A common stock it owns and Class B common stock it owns, which in the aggregate will be 25.1% of all Class A common stock and Class B common stock, after giving effect to this offering. Fifth Third Bank also owns Class B units of Vantiv Holding that are exchangeable at its option, subject to certain restrictions, or, at our request in certain circumstances, into, at our option, cash or shares of our Class A common stock. To the extent that Fifth Third Bank otherwise holds Class A common stock and Class B common stock entitled to less than 18.5% of the voting power of our outstanding common stock, then Fifth Third Bank is entitled only to such lesser voting power. Fifth Third Bank currently holds 18.5% of the voting power in Vantiv, Inc.

(1)       Based on 140,334,200 shares of Class A common stock outstanding as of July 15, 2013, plus 5,000,000 shares of Class A common stock issued in the Fifth Third exchange.

Holders of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except that Fifth Third Bank is entitled to elect a number of our directors, or the Class B directors, equal to the percentage of the voting power of all of our outstanding common stock represented by our Class B common stock held by Fifth Third Bank but not exceeding 18.5% of the board of directors. Holders of our Class B common stock also have to approve certain amendments to our amended and restated certificate of incorporation. See "Description of Capital Stock" in the accompanying prospectus.

Immediately following this offering, our public stockholders will have 59.0% of the voting power in Vantiv, Inc. (or 54.2% in connection with a stockholder vote with respect to a change of control). See "Organizational structure."
Risk factors
Investing in our Class A common stock involves a high degree of risk. See "Risk factors" beginning on page S-10 of this prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by or on behalf of us and other documents incorporated by reference herein or therein for a discussion of factors you should carefully consider before investing in our Class A common stock.
NYSE symbol	"VNTV."

Unless otherwise indicated, the number of shares of our Class A common stock to be outstanding after this offering:

•
excludes an aggregate of 28,225,086 additional shares of Class A common stock that are reserved for issuance under existing awards or available for future awards pursuant to the 2012 Equity Plan;

•
excludes 20,378,027 shares of Class A common stock issuable upon conversion of Class C non-voting units of Vantiv Holding that are issuable upon exercise of a warrant issued to Fifth Third Bank on June 30, 2009, or the Warrant; and

•
excludes 48,822,826 shares of Class A common stock issuable upon any future exchange of Class B units of Vantiv Holding for Class A common stock of Vantiv, Inc.

Unless otherwise indicated, the number of shares of our Class A common stock outstanding presented in this prospectus supplement is as of July 15, 2013.

Summary historical financial data

The following table sets forth our summary historical financial for the periods indicated. We derived the statement of income data for the six months ended June 30, 2013 and 2012 from our unaudited financial statements incorporated by reference in this prospectus supplement. We derived the statement of income data for the years ended December 31, 2012, 2011 and 2010 from our audited financial statements for such periods incorporated by reference in this prospectus supplement.

We have prepared the unaudited financial information set forth below on the same basis as our audited financial statements and have included all adjustments, consisting of only normal recurring adjustments, that we consider necessary for a fair presentation of our financial position and operating results for such periods. The results for any interim period are not necessarily indicative of the results that may be expected for a full year.

Our historical results are not necessarily indicative of future operating results. You should read the information set forth below in conjunction with our financial statements and the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2012 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 incorporated by reference in this prospectus supplement.

(In thousands, except share and per share data)	Six months ended June 30, 2013	Six months ended June 30, 2012	Year ended December 31, 2012	Year ended December 31, 2011	Year ended December 31, 2010

Statement of income data:
Revenue	$1,017,375	$902,411	$1,863,239	$1,622,421	$1,162,132
Network fees and other costs	447,567	409,452	840,597	756,735	595,995

Net revenue	569,808	492,959	1,022,642	865,686	566,137
Sales and marketing	152,412	143,289	280,644	236,917	98,418
Other operating costs	99,828	79,426	158,374	143,420	124,383
General and administrative	60,961	57,787	118,231	86,870	58,091
Depreciation and amortization	87,824	78,562	160,538	155,326	110,964

Income from operations	168,783	133,895	304,855	243,153	174,281
Interest expense—net	(19,593)	(34,619)	(54,572)	(111,535)	(116,020)
Non-operating expenses	(20,000)	(92,672)	(92,672)	(14,499)	(4,300)

Income before applicable income taxes	129,190	6,604	157,611	117,119	53,961
Income tax expense (benefit)	38,757	1,954	46,853	32,309	(956)

Net income	90,433	4,650	110,758	84,810	54,917
Less: net income attributable to non-controlling interests	(35,406)	(58)	(53,148)	(48,570)	(32,924)

Net income attributable to Vantiv, Inc.	$55,027	$4,592	$57,610	$36,240	$21,993

Net income per share of Class A common stock attributable to Vantiv, Inc.:
Basic	$0.40	$0.04	$0.50	$0.40	$0.25
Diluted	$0.38	$0.03	$0.47	$0.40	$0.25
Shares used in computing net income per share of Class A common stock:
Basic	137,213,875	107,897,927	116,258,204	89,515,617	89,515,617
Diluted	211,244,104	160,053,473	122,747,362	89,515,617	89,515,617

Risk factors

An investment in our Class A common stock involves a high degree of risk. You should carefully consider the information contained in this prospectus supplement and the accompanying prospectus before making an investment in our Class A common stock. In addition, you should read and consider the risk factors included in the documents incorporated by reference in this prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2012 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013. See "Where you can find more information; Incorporation of certain documents by reference." If any risks actually occur, our business, financial condition and results of operations may be materially adversely affected. In such an event, the trading price of our Class A common stock could decline and you could lose part or all of your investment.

Forward-looking statements

This prospectus supplement, the accompanying prospectus and any documents incorporated by reference herein or therein contain forward-looking statements within the meaning of Section 27A of the Securities Act that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this prospectus supplement are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project," "plan," "intend," "believe," "may," "should," "can have," "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this prospectus supplement, the accompanying prospectus and any documents incorporated by reference herein or therein are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this prospectus supplement, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance anticipated in the forward-looking statements. We believe these factors include, but are not limited to, those described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2012 and in our subsequent filings with the SEC, as incorporated by reference into this prospectus supplement. See "Where you can find more information; Incorporation of certain documents by reference." Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, our actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

Any forward-looking statement made by us in this prospectus supplement, the accompanying prospectus or any documents incorporated by reference herein or therein speaks only as of the date on which we make it. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Organizational structure

Vantiv, Inc.'s Class B common stock gives voting rights, but no economic interests, to Fifth Third Bancorp. The total value and voting power of the Class A common stock and the Class B common stock that Fifth Third Bancorp holds (not including, for the avoidance of doubt, any ownership interest in units of Vantiv Holding) is limited to 18.5% at any time other than in connection with a stockholder vote with respect to a change of control. The diagram below depicts our organizational structure after giving effect to this offering:

Certain Funds Managed by Advent[1]
Directors, Executive Officers and Employees
Public Stockholders
Class A common stock
• 18.9% of voting power in Vantiv, Inc.
• 23.2% of economic interests in Vantiv, Inc.
Class A common stock
• 3.6% of voting power in Vantiv, Inc.
• 4.4% of economic interests in Vantiv, Inc.
Class A common stock
• 59.0% of voting power in Vantiv, Inc.
• 72.3% of economic interests in Vantiv, Inc.
Fifth Third Bank[2]
Class B common stock
• 18.5% of voting power in Vantiv, Inc.
• No economic interest in Vantiv, Inc.
Vantiv, Inc. (Issuer)
Minority unitholder
• 25.1% of units, voting power and economic interests in Vantiv Holding, LLC
• Warrant to purchase up to 9.5% additional economic interests (but not voting interests) in Vantiv Holding, LLC
Majority unitholder and voting control
• 74.9% of units, voting power and economic interests in Vantiv Holding, LLC
Vantiv Holding, LLC
Vantiv, LLC
$1,850.0 million term A loan
$250.0 million revolving credit facility
Operating Subsidiaries

(1)    Includes 33,781,147 shares of Class A common stock held by certain funds managed by Advent International Corporation.

(2)    Includes 48,822,826 shares of Class B common stock and 48,822,826 Class B units of Vantiv Holding, LLC held by Fifth Third Bank.

See "Selling stockholders" for further information.

After the completion of this offering, Fifth Third Bank will continue to have consent rights that require its approval for certain significant matters related to Vantiv, Inc. and consent rights that require its approval for certain significant matters related to Vantiv Holding and its subsidiaries. See "Description of Capital Stock—Consent Rights" and "Description of Capital Stock—Vantiv Holding" in the accompanying prospectus.

Use of proceeds

All shares of our Class A common stock offered by this prospectus supplement will be sold by the selling stockholders. We will not receive any proceeds from the sale of shares by the selling stockholders.

Market price of our Class A common stock

Our Class A common stock has been trading on the New York Stock Exchange under the symbol "VNTV" since March 22, 2012. As of July 15, 2013, there were approximately 107 holders of record of our Class A common stock. The following table sets forth for the periods indicated the high and low sales prices of our Class A common stock on the New York Stock Exchange.

Fiscal quarter	High	Low

2012
First Quarter (beginning March 22, 2012)	$20.65	$18.49
Second Quarter	$24.43	$19.30
Third Quarter	$24.06	$21.27
Fourth Quarter	$22.15	$18.85
2013
First Quarter	$23.75	$19.55
Second Quarter	$28.25	$21.73
Third Quarter (through August 1, 2013)	$28.55	$25.37

Dividend policy

Vantiv Holding paid aggregate tax distributions to or on behalf of its equity holders, including Fifth Third Bank and JPDN Enterprises, LLC, an affiliate of Charles D. Drucker, our chief executive officer, of $17.9 million, $32.6 million and $2.8 million, respectively, for the six months ended June 30, 2013 and the years ended December 31, 2012 and 2011, pursuant to the terms of the Amended and Restated Vantiv Holding Limited Liability Company Agreement. Vantiv Holding will continue to make tax distributions to its equity holders in accordance with the Amended and Restated Vantiv Holding Limited Liability Company Agreement. In connection with the reorganization transactions we effected at the time of our initial public offering in March 2012, we paid Fifth Third Bank a $15.0 million fee related to the modification of its consent rights (specifically with respect to (i) increasing the threshold on when certain actions require Fifth Third Bank's approval, (ii) the termination of transferability and (iii) all of the consent rights terminating upon the transfer of more than 50% of the shares of Class A and Class B common stock held by Fifth Third Bank and its affiliates immediately following the consummation of our initial public offering) under our prior Amended and Restated Vantiv Holding Limited Liability Company Agreement. During the year ended December 31, 2012, Vantiv, Inc. made a cash distribution of approximately $40.1 million in the aggregate to certain funds managed by Advent International Corporation ("Advent") as well as to Pamela H. Patsley, a former director, which amount represented accumulated cash in Vantiv, Inc. resulting from tax distributions we received as a member of Vantiv Holding prior to our initial public offering and that was payable to certain funds managed by Advent as well as to Ms. Patsley as our stockholders prior to the initial public offering.

We do not intend to pay cash dividends on our Class A common stock in the foreseeable future. We are a holding company that does not conduct any business operations of our own. As a result our ability to pay cash dividends on our Class A common stock, if any, is dependent upon cash dividends and distributions and other transfers from Vantiv Holding, which are subject to certain Fifth Third Bank consent rights in the Amended and Restated Vantiv Holding Limited Company Agreement. Excepted from the consent rights are tax distributions made pursuant to the Amended and Restated Vantiv Holding Limited Liability Company Agreement, payments required under the Exchange Agreement, and payments under the advancement agreement, dated March 21, 2012 between us and Vantiv Holding, or the Advancement Agreement, which provides for payments by Vantiv Holding to us for required payments under our tax receivable agreement related to the NPC NOLs, and to the extent not covered by payments made pursuant to the Amended and Restated Vantiv Holding Limited Liability Company Agreement, required payments under our other tax receivable agreements, required payments under the Exchange Agreement, our franchise taxes and our reasonable administrative and corporate expenses. The amounts available to us to pay cash dividends are also restricted by our subsidiaries' debt agreements. The declaration and payment of dividends also is subject to the discretion of our board of directors and depends on various factors, including our net income, financial condition, cash requirements, future prospects and other factors deemed relevant by our board of directors.

In addition, under Delaware law, our board of directors may declare dividends only to the extent of our surplus (which is defined as total assets at fair market value minus total liabilities, minus statutory capital) or, if there is no surplus, out of our net profits for the then current and/or immediately preceding fiscal year.

Any future determination to pay dividends will be at the discretion of our board of directors and will take into account:

•
restrictions in our debt instruments;

•
general economic business conditions;

•
our financial condition and results of operations;

•
the ability of our operating subsidiaries to pay dividends and make distributions to us; and

•
such other factors as our board of directors may deem relevant.

Capitalization

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2013 on an actual basis and on a pro forma basis to give effect to the exchange of 5,000,000 Class B units in Vantiv Holding for 5,000,000 shares of our Class A common stock by Fifth Third Bank pursuant to the Fifth Third exchange.

This table should be read in conjunction with "Organizational structure" included elsewhere in this prospectus supplement, "Description of Capital Stock" in the accompanying prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the related notes thereto included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 incorporated by reference in this prospectus supplement.

	As of June 30, 2013
(In thousands, except share data)	Actual(1)	Pro forma(1)(2)

Cash and cash equivalents	$472,591	$472,591

Debt:
Total long-term debt, including current portion(3)	$1,857,124	$1,857,124

Equity:
Class A common stock, $0.00001 par value; 890,000,000 shares authorized; 140,350,448 shares outstanding, actual; 145,350,448 shares outstanding, pro forma(4)	1	1
Class B common stock, no par value; 100,000,000 shares authorized; 53,822,826 shares issued and outstanding, actual; 48,822,826 issued and outstanding, pro forma(4)	—	—
Preferred stock, $0.00001 par value, 10,000,000 shares authorized; no shares issued and outstanding, actual and pro forma	—	—
Paid-in capital	510,064	545,064
Retained earnings	124,521	124,521
Accumulated other comprehensive income	3,915	3,915
Treasury stock, at cost, 1,486,862 shares and 1,486,862, actual and pro forma	(29,028)	(29,028)

Total Vantiv, Inc. equity	609,473	644,473
Non-controlling interests	445,020	410,020

Total capitalization	$2,911,617	$2,911,617

(1)    Does not include $726.5 million in tax receivable agreement liabilities recorded as of June 30, 2013. For a discussion of the tax receivable agreements that we are party to, please refer to (i) the "Liquidity and Capital Resources" section and footnote 3 to our interim unaudited consolidated financial statements, each in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 incorporated by reference herein, and (ii) the "Liquidity and Capital Resources" section and footnote 8 to our audited consolidated financial statements, each in our Annual Report on Form 10-K for the year ended December 31, 2012 incorporated by reference herein.

(2)    Does not include an approximate $86 million tax receivable agreement liability that we expect to record during the quarter ending September 30, 2013 in connection with the Fifth Third exchange. The approximate liability under the tax receivable agreement is based on the closing share price indicated on the cover of this prospectus supplement. The liability under the tax receivable agreement will not have an impact on our statements of income. The liability recorded is subject to change depending on the actual closing share price on the date of the exchange. For a discussion of the tax receivable agreements that we are party to, please refer to the cross-referenced sections of the documents incorporated by reference herein referred to in footnote 1 above.

(3)    Does not include $250.0 million of availability under our $250.0 million revolving credit facility, on both an actual basis and pro forma basis.

(4)   Does not give effect to (i) future exchanges of Class B units of Vantiv Holding for shares of our Class A common stock pursuant to the Exchange Agreement, (ii) future issuances of Class A common stock upon any conversion of Class C non-voting units of Vantiv Holding issuable upon exercise of the Warrant currently held by Fifth Third Bank and (iii) future issuances of Class A common stock under the 2012 Equity Plan.

 Selling stockholders

The following table shows information regarding the beneficial ownership of our Class A common stock by the selling stockholders (1) immediately prior to this offering and (2) as adjusted to give effect to this offering.

For further information regarding the beneficial ownership of our Class A common stock and material transactions between us and the selling stockholders, see "Stock Ownership of Certain Beneficial Owners, Directors and Executive Officers" and "Related Person Transactions" in our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 18, 2013, which is incorporated by reference into this prospectus supplement.

Beneficial ownership of shares is determined under rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our Class A common stock shown as beneficially owned by them.

In addition to the Class A common stock and Class B units Fifth Third Bank holds, Fifth Third Bank holds a Warrant to purchase 20,378,027 Class C non-voting units of Vantiv Holding at an exercise price of approximately $15.98 per unit, subject to customary anti-dilution adjustments. Fifth Third Bank will have the right, pursuant to and subject to the terms of the Exchange Agreement, from time to time to exchange its Class B units or Class C non-voting units in Vantiv Holding for shares of our Class A common stock on a one-for-one basis, up to a maximum at any time of 18.5% of all our Class A common stock, or, at Vantiv, Inc.'s option, for cash. Upon any such exchange of Class B units, an equivalent number of shares of Class B common stock will be cancelled. In addition to the Class A common stock offered hereby by Fifth Third Bank, the following table gives effect to the ability of Fifth Third Bank to exchange Class B units into 18.5% of our Class A common stock, the maximum amount of Class A common stock Fifth Third Bank is permitted to own and the maximum amount of the aggregate voting power Fifth Third Bank is permitted to exercise (other than in connection with a change of control). If Fifth Third Bank acquires additional shares of Class A common stock, the percentage of voting power of the Class B common stock it owns will be correspondingly reduced.

	Shares of Class A Common Stock beneficially owned before this offering			Shares of Class A Common Stock beneficially owned after this offering
Name of beneficial owner	Number of shares	Percentage(1)	Class A Shares offered in the offering	Number of shares	Percentage(2)

Funds managed by Advent International Corporation(3)	48,781,147	34.8%	15,000,000	33,781,147	23.2%
Fifth Third Bancorp(4)	31,855,002	18.5%	5,000,000	32,989,971	18.5%

(1)    Based on 140,334,200 shares of Class A common stock outstanding as of July 15, 2013.

(2)    Based on 145,334,200 shares of Class A common stock outstanding following the completion of this offering. This total is calculated based on 140,334,200 shares of Class A common stock outstanding as of July 15, 2013, plus 5,000,000 shares of Class A common stock issued in the Fifth Third exchange.

(3)    Before the offering, the direct ownership of Class A common stock consists of 19,745,508 shares held by Advent International GPE VI Limited Partnership, 5,345,676 shares held by GPE VI FT Co-Investment Limited Partnership, 11,537,942 shares held by Advent International GPE VI-A Limited Partnership, 999,026 shares held by Advent International GPE VI-B Limited Partnership, 1,017,622 shares held by Advent International GPE VI-C Limited Partnership, 811,324 shares held by Advent International GPE VI-D Limited Partnership, 2,457,096 shares held by Advent International GPE VI-E Limited Partnership, 3,715,417 shares held by Advent International GPE VI-F Limited Partnership, 2,341,563 shares held by Advent International GPE VI-G Limited Partnership, 723,156 shares held by Advent Partners GPE VI 2008 Limited Partnership, 21,680 shares held by Advent Partners GPE VI 2009 Limited Partnership and 65,137 shares held by Advent Partners GPE VI-A Limited Partnership. In connection with this offering, the funds managed by Advent International Corporation will sell the following number of shares of Class A common stock: Advent International GPE VI Limited Partnership, 6,071,662; GPE VI FT Co-Investment Limited Partnership, 1,643,773; Advent International GPE VI-A Limited Partnership, 3,547,869; Advent International GPE VI-B Limited Partnership, 307,196; Advent International GPE VI-C Limited Partnership, 312,915; Advent International GPE VI-D Limited Partnership, 249,479; Advent International GPE VI-E Limited Partnership, 755,547; Advent International GPE VI-F Limited Partnership, 1,142,475; Advent International GPE VI-G Limited Partnership, 720,021; and Advent Partners GPE VI 2008 Limited Partnership, 222,367; Advent Partners GPE VI 2009 Limited Partnership, 6,667; Advent Partners GPE VI-A Limited Partnership, 20,029.

Advent International Corporation is the manager of Advent International LLC, which is the general partner of: Advent Partners GPE VI 2008 Limited Partnership; Advent Partners GPE VI 2009 Limited Partnership; Advent Partners GPE VI-A Limited Partnership; GPE VI FT Co-Investment GP Limited Partnership; GPE VI GP Limited Partnership and GPE VI GP (Delaware) Limited Partnership. GPE VI FT Co-Investment GP Limited Partnership is the general partner of GPE VI FT Co-Investment Limited Partnership. GPE VI GP Limited Partnership is the general partner of: Advent International GPE VI Limited Partnership; Advent International GPE VI-A Limited Partnership; Advent International GPE VI-B Limited Partnership; Advent International GPE VI-F Limited Partnership; and Advent International GPE VI-G Limited Partnership. GPE VI GP (Delaware) Limited Partnership is the general partner of: Advent International GPE VI-C Limited Partnership; Advent International GPE VI-D Limited Partnership; and Advent International GPE VI-E Limited Partnership. Advent International Corporation exercises voting and investment power over the shares held by each of these entities and may be deemed to have beneficial ownership of these shares. With respect to the shares of our common stock held by funds managed by Advent International Corporation, a group of individuals currently composed of David M. McKenna, David M. Mussafer and Steven M. Tadler, none of whom have individual voting or investment power, exercise voting and investment power over the shares beneficially owned by Advent International Corporation. Each of Mr. McKenna, Mr. Mussafer and Mr. Tadler disclaims beneficial ownership of the shares held by funds managed by Advent International Corporation, except to the extent of their respective pecuniary interest therein. The address of Advent International Corporation and each of the funds listed above is c/o Advent International Corporation, 75 State Street, Boston, MA 02109.

(4)   Before the offering, Fifth Third Bank, a wholly owned indirect subsidiary of Fifth Third Bancorp, held 53,822,826 Class B units of Vantiv Holding and 53,822,826 shares of Class B common stock of Vantiv, Inc. In connection with this offering, Fifth Third Bank will sell 5,000,000 shares of Class A common stock. The Exchange Agreement prohibits Fifth Third Bank from exercising more than 18.5% of the aggregate voting power of our Class A and Class B common stock (other than in connection with a change of control). The Class B common stock provides Fifth Third Bank with up to 18.5% of the aggregate voting power of our common stock (other than in connection with a stockholder vote with respect to a change of control, in which event the Class B common stock will provide Fifth Third Bank with the full number of votes equal to the number of shares of Class B common stock it owns) but has no economic rights. In such a vote in connection with a change of control, Fifth Third Bank's number of Class B units exchangeable into Class A common stock (and therefore Fifth Third Bank's number of shares of Class B common stock) and percentage of aggregate voting power of our common stock would be 48,822,826 units and 25.1%, respectively. Fifth Third Bank will have the right to exchange its Class B units of Vantiv Holding for shares of Class A common stock on a one-for-one basis or, at Vantiv, Inc.'s option, for cash. Upon such exchange, an equivalent number of shares of Class B common stock will be cancelled. Excludes the Warrant held by Fifth Third Bank to purchase Class C non-voting units of Vantiv Holding, which may be exchanged for 20,378,027 shares of Class A common stock on a one-for-one basis or, at Vantiv, Inc.'s option, for cash. The address of Fifth Third Bancorp and Fifth Third Bank is 38 Fountain Square Plaza, Cincinnati, Ohio 45263.

Material U.S. federal income and estate tax considerations for
non-U.S. holders

The following is a general discussion of the material U.S. federal income and estate tax consequences of the purchase, ownership and disposition of our Class A common stock that may be relevant to you if you are a non-U.S. Holder (as defined below), and is based upon the Internal Revenue Code of 1986 (the "Code"), the Treasury Department regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion is limited to non-U.S. Holders who hold shares of our Class A common stock as capital assets within the meaning of Section 1221 of the Code. Moreover, this discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, nor does it discuss special tax provisions, which may apply to you if you are subject to special treatment under U.S. federal income tax laws, such as certain financial institutions or financial services entities, insurance companies, tax-exempt entities, dealers in securities or currencies, entities that are treated as partnerships for U.S. federal income tax purposes, "controlled foreign corporations," "passive foreign investment companies," former U.S. citizens or long-term residents, persons deemed to sell Class A common stock under the constructive sale provisions of the Code, and persons that hold Class A common stock as part of a straddle, hedge, conversion transaction, or other integrated investment. Furthermore, this discussion does not address any state, local or foreign tax laws.

As used in this discussion, the term "non-U.S. Holder" means a beneficial owner of our Class A common stock that is not an entity treated as a partnership for U.S. federal income tax purposes and is not, for U.S. federal income tax purposes:

•
any individual who is a citizen or resident of the United States;

•
any corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
any estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
any trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have the authority to control all substantial decisions of the trust or (ii) it was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury Department regulations to be treated as a domestic trust for U.S. federal income tax purposes.

If you are an individual, you generally will be deemed to be a resident alien, as opposed to a nonresident alien, by virtue of being present in the United States (1) for at least 183 days during the calendar year or (2) for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. For purposes of (2), all the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year are counted. Resident aliens are subject to U.S. federal income tax as if they were U.S. citizens.

If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, is a holder of our Class A common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. A holder that is a partnership, and the partners in such partnership, should consult their own tax advisors regarding the tax consequences of the purchase, ownership and disposition of our Class A common stock.

EACH PROSPECTIVE PURCHASER OF OUR CLASS A COMMON STOCK IS ADVISED TO CONSULT A TAX ADVISOR WITH RESPECT TO CURRENT AND POSSIBLE FUTURE TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR CLASS A COMMON STOCK, AS WELL AS ANY TAX CONSEQUENCES THAT MAY ARISE UNDER THE LAWS OF ANY U.S. STATE, MUNICIPALITY OR OTHER TAXING JURISDICTION, IN LIGHT OF THE PROSPECTIVE PURCHASER'S PARTICULAR CIRCUMSTANCES.

Dividends

We do not anticipate making any distributions on our Class A common stock. See "Dividend policy." If distributions are paid on shares of our Class A common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, such excess will constitute a return of capital that reduces, but not below zero, a non-U.S. Holder's tax basis in our Class A common stock. Any remainder will constitute gain from the sale or exchange of our Class A common stock. Except as provided in the following paragraph, if dividends are paid, as a non-U.S. Holder, you will be subject to withholding of U.S. federal income tax at a 30% rate, or a lower rate as may be specified by an applicable income tax treaty, on the gross amount of the dividends paid to you. To claim the benefit of a lower rate under an income tax treaty, you must properly file with the payor an Internal Revenue Service Form W-8BEN, or other applicable form, claiming an exemption from or reduction in withholding under the applicable tax treaty. Such form must be provided to us or our paying agent prior to the payment of dividends and must be updated periodically. In addition, where dividends are paid to a non-U.S. Holder that is a partnership or other pass-through entity, persons holding an interest in the entity may need to provide certification claiming an exemption or reduction in withholding under the applicable treaty.

If dividends are considered effectively connected with the conduct of a trade or business by you within the United States and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment of yours, those dividends will be subject to U.S. federal income tax on a net basis at applicable graduated individual or corporate rates but will not be subject to withholding tax, provided a properly executed Internal Revenue Service Form W-8ECI, or other applicable form, is filed with the payor. If you are a foreign corporation, any effectively connected dividends may, under certain circumstances, be subject to an additional "branch profits tax" at a rate of 30% or a lower rate as may be specified by an applicable income tax treaty.

You must comply with the certification procedures described above, or, in the case of payments made outside the United States with respect to an offshore account, certain documentary evidence procedures, directly or, under certain circumstances, through an intermediary, to obtain the benefits of a reduced rate under an income tax treaty with respect to dividends paid with respect to your Class A common stock. In addition, if you are required to provide an Internal Revenue Service Form W-8ECI or other applicable form, as discussed in the preceding paragraph, you must also provide your U.S. taxpayer identification number.

If you are eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, you may obtain a refund from the Internal Revenue Service (the "IRS") of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on disposition of Class A common stock

As a non-U.S. Holder, you generally will not be subject to U.S. federal income or withholding tax on any gain recognized on a sale or other disposition of Class A common stock unless:

•
the gain is considered effectively connected with the conduct of a trade or business by you within the United States and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of yours (in which case the gain will be subject to U.S. federal income tax on a net basis at applicable individual or corporate rates and, if you are a foreign corporation, the gain may, under certain circumstances, be subject to an additional branch profits tax equal to 30% or a lower rate as may be specified by an applicable income tax treaty);

•
you are an individual who is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met (in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by U.S. source capital losses (provided you timely file a U.S. federal income tax return with respect to such losses), generally will be subject to a flat 30% U.S. federal income tax, even though you are not considered a resident alien under the Code); or

•
we are or become a United States real property holding corporation ("USRPHC"). We believe that we are not currently, and are not likely not to become, a USRPHC. Even if we were to become a USRPHC, gain on the sale or other disposition of Class A common stock by you generally would not be subject to U.S. federal income tax provided:

  •
  the Class A common stock was "regularly traded on an established securities market"; and

  •
  you do not actually or constructively own more than 5% of the Class A common stock during the shorter of (i) the five-year period ending on the date of such disposition or (ii) the period of time during which you held such shares.

Federal estate tax

Individuals, or an entity the property of which is includable in an individual's gross estate for U.S. federal estate tax purposes, should note that Class A common stock held at the time of such individual's death will be included in such individual's gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Information reporting and backup withholding tax

We must report annually to the IRS and to each of you the amount of dividends paid to you and the tax withheld with respect to those dividends, regardless of whether withholding was required. Copies of the information returns reporting those dividends and withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty or other applicable agreements.

Backup withholding is generally imposed (currently at a 28% rate) on certain payments to persons that fail to furnish the necessary identifying information to the payor. You generally will be subject to backup withholding tax with respect to dividends paid on your Class A common stock unless you certify to the payor your non-U.S. status. Dividends subject to withholding of U.S. federal income tax as described above in "—Dividends" would not be subject to backup withholding.

The payment of proceeds of a sale of Class A common stock effected by or through a United States office of a broker is subject to both backup withholding and information reporting unless you provide the payor with your name and address and you certify your non-U.S. status or you otherwise establish an exemption. In general, backup withholding and information reporting will not apply to the payment of the proceeds of a sale of Class A common stock by or through a foreign office of a broker. If, however, such broker is, for U.S. federal income tax purposes, a U.S. person, a controlled foreign corporation, a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States or a foreign partnership that at any time during its tax year either is engaged in the conduct of a trade or business in the United States or has as partners one or more U.S. persons that, in the aggregate, hold more than 50% of the income or capital interest in the partnership, backup withholding will not apply but such payments will be subject to information reporting, unless such broker has documentary evidence in its records that you are a non-U.S. Holder and certain other conditions are met or you otherwise establish an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished in a timely manner to the IRS.

Additional withholding requirements

In addition to withholding taxes discussed above, legislation enacted in 2010 ("FATCA") will generally impose a 30% U.S. federal withholding tax on dividends paid by U.S. issuers, and on the gross proceeds from the disposition of certain stock, paid to or through a "foreign financial institution" (as specially defined under these rules), unless such institution (i) enters into an agreement with the U.S. Treasury to collect and provide to the U.S. Treasury substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, with such institution or (ii) is deemed compliant with, or otherwise exempt from, FATCA. In certain circumstances, the information may be provided to local tax authorities pursuant to intergovernmental agreements between the United States and a foreign country. FATCA also generally imposes a U.S. federal withholding tax of 30% on the same types of payments to or through a non-financial foreign entity unless such entity (i) provides the withholding agent with a certification that it does not have any substantial U.S. owners (as defined under these rules) or a certification identifying the direct and indirect substantial U.S. owners of the entity or (ii) is deemed compliant with, or otherwise exempt from, FATCA. FATCA would apply to dividends paid on our Class A common stock after June 30, 2014, and to the gross proceeds from sales or other dispositions of our Class A common stock after December 31, 2016. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes. You should consult your tax advisor regarding the possible implications of FATCA on your investment in our Class A common stock.

Underwriting

J.P. Morgan Securities LLC is acting as the underwriter in connection with this offering. We, Vantiv Holding and the selling stockholders have entered into an underwriting agreement with the underwriter with respect to the shares of Class A common stock being offered. Subject to the terms and conditions of the underwriting agreement, the selling stockholders have agreed to sell to the underwriter, and the underwriter has agreed to purchase 20,000,000 shares of Class A common stock at a price of $25.51 per share, which will result in $510,200,000 of aggregate proceeds to the selling stockholders before expenses.

The underwriter is committed to purchase all shares offered if it purchases any shares.

The underwriter may receive from purchasers of the shares nominal brokerage commissions in amounts agreed with the purchasers. The underwriter proposes to offer the shares of Class A common stock for sale from time to time in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. The underwriter may effect such transactions by selling the shares of Class A common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of common stock for whom they act as agents or to whom they sell as principals. The difference between the price at which the underwriter purchases shares of Class A common stock and the price at which the underwriter resells such shares of Class A common stock may be deemed underwriting compensation.

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, including selling stockholder expenses, but excluding the underwriting discounts and commissions, will be approximately $740,000, and will be paid by us.

For a period of 90 days after the date of this prospectus supplement, we have agreed that we will not (i) offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our Class A common stock or securities convertible into or exchangeable or exercisable for any shares of our Class A common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of Class A common stock (regardless of whether any of these transactions are to be settled by the delivery of shares of Class A common stock, or such other securities, in cash or otherwise), in each case without the prior written consent of the underwriter, other than the shares of our Class A common stock to be sold hereunder and certain other exceptions.

Charles D. Drucker, our President and Chief Executive Officer, and the selling stockholders have entered into lock-up agreements with the underwriter prior to the commencement of this offering pursuant to which each of Mr. Drucker or such entities, with limited exceptions for a period of 90 days after the date of this prospectus supplement, may not, without the prior written consent of the underwriter, (1) offer, pledge, announce the intention to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our Class A common stock (including, without limitation, Class A common stock which may be deemed to be beneficially owned by Mr. Drucker and such investors in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Class A common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Class A common stock or such other securities, in cash or otherwise.

Mr. Drucker has established a trading plan pursuant to Rule 10b5-1 and may sell, pledge, transfer or otherwise dispose, directly or indirectly, shares of our Class A common stock pursuant to such plan during the 90-day lock-up period. Should sales be made by Mr. Drucker pursuant to these trading plans, reports on Form 4 will be filed with the SEC, if required by law. Notwithstanding the foregoing agreements, Fifth Third Bank may transfer its Warrant exercisable for Class C non-voting units of Vantiv Holding, which will be exchangeable, pursuant to and subject to limitations in the Warrant and Exchange Agreement, for shares of our Class A common stock during the 90-day restricted period if the transferee of the Warrant agrees to the terms of the lock-up agreement to not dispose of any shares of Class A common stock issued upon exercise during such restricted period.

The underwriter, in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice.

We and the selling stockholders have agreed to indemnify the underwriter and its controlling persons against certain liabilities, including liabilities under the Securities Act of 1933.

Our Class A common is listed on the NYSE under the symbol "VNTV."

In connection with this offering, the underwriter may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of Class A common stock in the open market for the purpose of preventing or retarding a decline in the market price of the Class A common stock while this offering is in progress. These stabilizing transactions may include making short sales of the Class A common stock, which involves the sale by the underwriter of a greater number of shares of Class A common stock than it is required to purchase in this offering, and purchasing shares of Class A common stock on the open market to cover positions created by short sales. A short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the Class A common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriter creates a short position, it will purchase shares in the open market to cover the position.

The underwriter has advised us that, pursuant to Regulation M of the Securities Act, it may also engage in other activities that stabilize, maintain or otherwise affect the price of the Class A common stock, including the imposition of penalty bids.

These activities may have the effect of raising or maintaining the market price of the Class A common stock or preventing or retarding a decline in the market price of the Class A common stock, and, as a result, the price of the Class A common stock may be higher than the price that otherwise might exist in the open market. If the underwriter commences these activities, it may discontinue them at any time. The underwriter may carry out these transactions on the NYSE, as applicable, in the over-the-counter market or otherwise.

The underwriter and its respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. For instance, an affiliate of the underwriter is a lender under our senior secured credit facilities. The underwriter was also an underwriter of our initial public offering and three registered secondary offerings by selling stockholders. In addition, in the ordinary course of their various business activities, the underwriter and its respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve our securities and/or instruments. The underwriter and its respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling restrictions

Other than in the United States, no action has been taken by us, the selling stockholders or the underwriter that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and accompanying prospectus. This prospectus supplement and accompanying prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities referred to by this prospectus supplement and accompanying prospectus in any jurisdiction in which such an offer or solicitation is unlawful.

Dubai International Financial Centre

This prospectus supplement and accompanying prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement and accompanying prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or accompanying prospectus or taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement or accompanying prospectus. The securities to which this prospectus supplement and accompanying prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement or accompanying prospectus, you should consult an authorized financial advisor.

European Economic Area

This prospectus supplement and accompanying prospectus has been prepared on the basis that any offer of shares in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") other than offers (the "Permitted Public Offers") which are contemplated in this prospectus supplement and the accompanying prospectus will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer. We, the selling stockholders and the underwriter have not authorized, and we, the selling stockholders and the underwriter do not authorize, the making of any offer of shares in circumstances in which an obligation arises for us, the selling stockholders or the underwriter to publish or supplement a prospectus for such offer.

In relation to each Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), the underwriter has not made and will not make an offer of shares which are the subject of the offering contemplated by this prospectus supplement and accompanying prospectus to the public in that Relevant Member State other than:

  (a)    to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)   to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant dealer or dealers nominated by us for any such offer; or

  (c)    in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares shall require us, the selling stockholders or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of shares to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

France

This offering document has not been prepared in the context of a public offering of securities in France (offre au public) within the meaning of Article L.411-1 of the French Code monétaire et financier and Articles 211-1 et seq. of the Autorité des marchés financiers (AMF) regulations and has therefore not been submitted to the AMF for prior approval or otherwise, and no prospectus has been prepared in relation to the securities.

The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France, and neither this offering document nor any other offering material relating to the securities has been distributed or caused to be distributed or will be distributed or caused to be distributed to the public in France, except only to persons licensed to provide the investment service of portfolio management for the account of third parties and/or to "qualified investors" (as defined in Article L.411-2, D.411-1 and D.411-2 of the French Code monétaire et financier) and/or to a limited circle of investors (as defined in Article L.411-2 and D.411-4 of the French Code monétaire et financier) on the condition that no such offering document nor any other offering material relating to the securities shall be delivered by them to any person or reproduced (in whole or in part). Such "qualified investors" and the limited circle of investors referred to in Article L.411-2II2 are notified that they must act in that connection for their own account in accordance with the terms set out by Article L.411-2 of the French Code monétaire et financier and by Article 211-3 of the AMF Regulations and may not re-transfer, directly or indirectly, the securities in France, other than in compliance with applicable laws and regulations and, in particular, those relating to a public offering (which are, in particular, embodied in Articles L.411-1, L.412-1 and L.621-8 et seq. of the French Code monétaire et financier).

You are hereby notified that in connection with the purchase of these securities, you must act for your own account in accordance with the terms set out by Article L.411-2 of the French Code monétaire et financier and by Article 211-3 of the AMF Regulations and may not re-transfer, directly or indirectly, the securities in France, other than in compliance with applicable laws and regulations and, in particular, those relating to a public offering (which are, in particular, embodied in Articles L.411-1, L.411-2, L.412-1 and L.621-8 et seq. of the French Code monétaire et financier).

Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance.

No advertisement, invitation or document, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or will be issued in Hong Kong or elsewhere, other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance and any rules made under that Ordinance.

Warning

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Italy

The offering of the shares has not been registered with the Commissione Nazionale per le Società e la Borsa (CONSOB), in accordance with Italian securities legislation. Accordingly, the shares may not be offered or sold, and copies of this offering document or any other document relating to the shares may not be distributed in Italy except to Qualified Investors, as defined in Article 34-ter, subsection 1, paragraph b of CONSOB Regulation no. 11971 of May 14, 1999, as amended (the Issuers' Regulation), or in any other circumstance where an express exemption to comply with public offering restrictions provided by Legislative Decree no. 58 of February 24, 1998 (the Consolidated Financial Act) or Issuers' Regulation applies, including those provided for under Article 100 of the Finance Law and Article 34-ter of the Issuers' Regulation; provided, however, that any such offer or sale of the shares or distribution of copies of this offering document or any other document relating to the shares in Italy must (i) be made in accordance with all applicable Italian laws and regulations; (ii) be conducted in accordance with any relevant limitations or procedural requirements that CONSOB may impose upon the offer or sale of the shares; and (iii) be made only by (a) banks, investment firms or financial companies enrolled in the special register provided for in Article 107 of Legislative Decree no. 385 of September 1, 1993, to the extent duly authorized to engage in the placement and/or underwriting of financial instruments in Italy in accordance with the Consolidated Financial Act and the relevant implementing regulations; or (b) foreign banks or financial institutions (the controlling shareholding of which is owned by one or more banks located in the same EU Member State) authorized to place and distribute securities in the Republic of Italy pursuant to Articles 15, 16 and 18 of the Banking Act, in each case acting in compliance with all applicable laws and regulations.

Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law). Accordingly, no resident of Japan may participate in the offering of the shares, and the underwriter has agreed that it will not offer or sell any shares, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

The offer or invitation which is the subject of this document is only allowed to be made to the persons set out herein. Moreover, this document is not a prospectus as defined in the Securities and Futures Act (Chapter 289) of Singapore (the "SFA"), and, accordingly, statutory liability under the SFA in relation to the content of the document will not apply.

As this document has not been and will not be lodged with or registered as a document by the Monetary Authority of Singapore, this document and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than: (i) to an institutional investor under Section 274 of the SFA; (ii) to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person who is:

  (a)    a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)   a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the shares under Section 275 of the SFA except:

  (1)    to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets;

  (2)    where no consideration is given for the transfer; or

  (3)    by operation of law.

By accepting this document, the recipient hereof represents and warrants that he or she is entitled to receive such report in accordance with the restrictions set forth above and agrees to be bound by the limitations contained herein. Any failure to comply with these limitations may constitute a violation of law.

Spain

This offer of our shares has not been and will not be registered with the Spanish National Securities Market Commission (Comisión Nacional del Mercado de Valores, or "CNMV"), and, therefore, none of our shares may be offered, sold or distributed in any manner, nor may any resale of the shares be carried out in Spain except in circumstances which do not constitute a public offer of securities in Spain or are exempted from the obligation to publish a prospectus, as set forth in Spanish Securities Market Act (Ley 24/1988, de 28 de julio, del Mercado de Valores) and Royal Decree 1310/2005, of 4 November, and other applicable regulations, as amended from time to time, or otherwise without complying with all legal and regulatory requirements in relation thereto. Neither the prospectus supplement nor any offering or advertising materials relating to our shares have been or will be registered with the CNMV, and, therefore, they are not intended for the public offer of our shares in Spain.

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland.

This document has been prepared without regard to the disclosure standards for issuance prospectuses under article 652a or article 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under article 27 et seq. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority, FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

United Arab Emirates

This offering has not been approved or licensed by the Central Bank of the United Arab Emirates ("UAE"), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE, including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority ("DFSA"), a regulatory authority of the Dubai International Financial Centre ("DIFC"). This offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No 8 of 1984 (as amended), DFSA Offered Securities Rules and Nasdaq Dubai Listing Rules, accordingly, or otherwise. The shares may not be offered to the public in the UAE and/or any of the free zones.

The shares may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned.

United Kingdom

The underwriter has represented and agreed that:

  (a)    it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  (b)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

In connection with this offering, the underwriter is not acting for anyone other than us and the selling stockholders and will not be responsible to anyone other than us and the selling stockholders for providing the protections afforded to its clients nor for providing advice in relation to this offering.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the FSMA 2000 (Financial Promotion) Order 2005 (as amended, the "Financial Promotion Order"), (ii) are persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations etc") of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Legal matters

Weil, Gotshal & Manges LLP, New York, New York, has passed upon the validity of the common stock offered hereby on behalf of us. Certain legal matters will be passed upon on behalf of the underwriter by Davis Polk & Wardwell LLP, New York, New York.

Experts

The consolidated financial statements of Vantiv, Inc. for the years ended December 31, 2012, 2011 and 2010 incorporated in this prospectus supplement by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2012, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The audited historical financial statements of NPC Group, Inc. and its subsidiaries included in Exhibit 99.1 of Vantiv, Inc.'s Current Report on Form 8-K dated May 6, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Where you can find more information; Incorporation of certain documents by reference

We have filed a registration statement on Form S-3 with the SEC with respect to the Class A common stock offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. We are subject to the information and periodic reporting requirements of the Exchange Act and are required to file annual, quarterly and current reports, proxy statements and other information with the SEC.

You can read our SEC filings, including the registration statement, over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section at the SEC at 100 F Street, NE, Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

The SEC allows us to "incorporate by reference" information into this prospectus supplement, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement. This prospectus supplement incorporates by reference the documents and reports listed below

(other than documents or portions of these documents that are deemed to have been furnished and not filed):

•
our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 20, 2013;

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013, filed with the SEC on May 6, 2013 and July 25, 2013, respectively;

•
our Current Reports on Form 8-K, which we filed with the SEC on February 15, 2013, May 3, 2013, May 6, 2013 (excluding the first Current Report on Form 8-K furnished to the SEC on May 6, 2013), May 9, 2013 and May 20, 2013; and

•
the description of our capital stock contained or incorporated by reference in our Registration Statement on Form 8-A, as filed with the SEC on March 19, 2012, and any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)) after the date of this prospectus supplement and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus supplement from the date the document is filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus supplement, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to: Vantiv, Inc., Investor Relations, 8500 Governor's Hill Drive, Symmes Township, OH 45249, (513) 900-5250.

PROSPECTUS

Class A Common Stock

        This prospectus relates solely to sales of the Class A common stock of Vantiv, Inc. by selling stockholders. The selling stockholders, who will be named in a prospectus supplement, may offer and sell shares of our Class A common stock from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. We will not receive any proceeds from the sale of shares of Class A common stock to be offered by the selling stockholders.

        This prospectus describes some of the general terms that may apply to our Class A common stock. Each time any Class A common stock is offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering, including the number of shares of our Class A common stock to be sold by the selling stockholders. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated by reference herein or therein, carefully before you make your investment decision.

        This prospectus may not be used to offer and sell shares of our Class A common stock unless accompanied by a prospectus supplement or a free writing prospectus.

        The shares of our Class A common stock may be sold at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices, varying prices determined at the times of sale or negotiated prices. The shares of our Class A common stock offered by this prospectus and the accompanying prospectus supplement may be offered by the selling stockholders directly to investors or to or through underwriters, dealers or other agents. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

        Our Class A common stock is listed on the New York Stock Exchange under the symbol "VNTV."

        Investing in our Class A common stock involves a high degree of risk. See "Risk Factors" on page 5 before you make your investment decision.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 6, 2013.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, which we refer to as the Securities Act. Under the automatic shelf process, the selling stockholders to be named in a prospectus supplement may offer and sell, from time to time, shares of our Class A common stock. This prospectus provides you with a general description of the Class A common stock that a selling stockholder may offer. We will also be required to provide a prospectus supplement containing specific information about the selling stockholders and the terms on which our Class A common stock is being offered and sold. We may also add, update or change in a prospectus supplement information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information provided in the prospectus supplement.

        You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference herein as described under "Where You Can Find More Information; Incorporation of Certain Documents by Reference," and any free writing prospectus that we prepare and distribute.

        Neither we nor the selling stockholders have authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus, the accompanying prospectus supplement or any such free writing prospectus. If given or made, any such other information or representation should not be relied upon as having been authorized by us or any selling stockholder. The selling stockholders may only offer to sell, and seek offers to buy, shares of our Class A common stock in jurisdictions where offers and sales are permitted.

        This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

        You should not assume that the information in this prospectus, any prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.

        Unless we state otherwise or the context otherwise requires, references in this prospectus to "we," "our," "us," "Vantiv" or the "Company" refer to Vantiv, Inc., a Delaware corporation, and its consolidated subsidiaries.

        THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SHARES OF OUR CLASS A COMMON STOCK UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT OR A FREE WRITING PROSPECTUS.

 WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF
CERTAIN DOCUMENTS BY REFERENCE

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains our reports, proxy and other information regarding us at http://www.sec.gov. Our SEC filings are also available free of charge at our website (www.vantiv.com). However, except for our filings with the SEC that are incorporated by reference into this prospectus, the information on our website is not incorporated by reference into this prospectus. In addition, you can inspect reports and other information we file at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        The SEC allows "incorporation by reference" into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus automatically will be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC (excluding any documents or portions of such documents that have been "furnished" but not "filed" for purposes of the Exchange Act):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2012, which we filed with the SEC on February 20, 2013;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, which we filed with the SEC on May 6, 2013;

  •
  our Current Reports on Form 8-K, which we filed with the SEC on February 15, 2013, May 3, 2013 and May 6, 2013 (excluding the first Current Report on Form 8-K furnished to the SEC on May 6, 2013); and

  •
  the description of our capital stock contained or incorporated by reference in our registration statement on Form 8-A, as filed on March 19, 2012, and any amendments or reports filed for the purpose of updating such description.

        We incorporate by reference any filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:

Vantiv, Inc.
Investor Relations
8500 Governor's Hill Drive
Symmes Township, OH 45249
(513) 900-5250

FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this prospectus are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project," "plan," "intend," "believe," "may," "should," "can have," "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

        The forward-looking statements contained in this prospectus are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance anticipated in the forward-looking statements. We believe these factors include, but are not limited to, those described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2012 and in our subsequent filings with the SEC, as incorporated by reference into this prospectus. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, our actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

        Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

 THE COMPANY

        Vantiv, Inc., a Delaware corporation, is a holding company that conducts its operations through its majority-owned subsidiary, Vantiv Holding, LLC ("Vantiv Holding"). Vantiv, Inc. and Vantiv Holding are referred to collectively as the "Company," "Vantiv," "we," "us" or "our," unless the context requires otherwise.

        The Company provides electronic payment processing services to merchants and financial institutions. The Company markets its services through diverse distribution channels, including a direct sales force, relationships with a broad range of independent sales organizations, merchant banks, value-added resellers and trade associations as well as arrangements with core processors.

Corporate Information

        We are a Delaware corporation. We were incorporated as Advent-Kong Blocker Corp. on March 25, 2009 and changed our name to Vantiv, Inc. on November 8, 2011. We completed our initial public offering in March 2012 and our Class A common stock is listed on the New York Stock Exchange under the symbol "VNTV." Our principal executive offices are located at 8500 Governor's Hill Drive, Symmes Township, Ohio 45249, and our telephone number is (513) 900-4811. Our website address is www.vantiv.com. The information that appears on our website is not part of, and is not incorporated into, this prospectus.

RISK FACTORS

        You should consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2012, the risk factors described under the caption "Risk Factors" in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before making an investment decision. See "Where You Can Find More Information; Incorporation of Certain Documents by Reference." Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. The risks and uncertainties are not limited to those set forth in the risk factors described in these documents. Additional risks and uncertainties not presently known to us or that we currently believe to be less significant than the risk factors incorporated by reference herein may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

        All shares of our Class A common stock offered by this prospectus will be sold by the selling stockholders. We will not receive any proceeds from the sale of shares by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

        The following descriptions include summaries of the material terms of our amended and restated certificate of incorporation, our amended and restated by-laws and the applicable provisions of the Delaware General Corporation Law, or the DGCL. For more information on how you can obtain our amended and restated certificate of incorporation and our amended and restated by-laws, see "Where You Can Find More Information; Incorporation of Certain Documents by Reference." We urge you to read our amended and restated certificate of incorporation and our amended and restated by-laws in their entirety.

Authorized Capitalization

        Our authorized capital stock consists of (i) 890,000,000 shares of Class A common stock, par value $0.00001 per share, of which 141,476,852 shares were issued and outstanding as of April 30, 2013, (ii) 100,000,000 shares of Class B common stock, no par value per share, of which 70,219,136 shares are issued and outstanding as of April 30, 2013, and (iii) 10,000,000 shares of preferred stock, par value $0.00001 per share, none of which are outstanding.

Common Stock

Class A Common Stock

Dividend Rights

        Holders of Class A common stock will share equally in any dividend declared by our board of directors, subject to the rights of the holders of any outstanding preferred stock.

Liquidation Rights

        In the event of any voluntary or involuntary liquidation, dissolution and winding up of our affairs, holders of our Class A common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our Class A common stock.

Other Rights

        Our stockholders have no preemptive or other rights to subscribe for additional shares. All holders of our Class A common stock are entitled to share equally on a share-for-share basis in any assets available for distribution to Class A common stockholders upon our liquidation, dissolution or winding up.

Class B Common Stock

        Fifth Third Bank holds one share of Class B common stock for each Class B unit of Vantiv Holding that it holds. If a holder of our Class B common stock exchanges any of its Class B units in Vantiv Holding for shares of our Class A common stock, or if any such holder's Class B units are redeemed or repurchased by Vantiv Holding or by us, the number of shares of our Class B common stock held by such holder that correspond to such Class B units will automatically be cancelled. In connection with a transfer of Class B units of Vantiv Holding, an equal number of shares of Class B common stock must be transferred to the transferee of the Class B units.

        We may only issue shares of Class B common stock to Fifth Third Bank, its affiliates and their permitted transferees, including to valid transferees of their Class B units in accordance with the

Amended and Restated Vantiv Holding Limited Liability Company Agreement and to holders of Class C non-voting units having received distributions of Class B units.

        Holders of our Class B common stock do not have any right to receive dividends or to receive a distribution upon a liquidation or winding up of Vantiv, Inc. At any time when there are no longer any shares of Class B common stock outstanding, our amended and restated certificate of incorporation will be automatically amended to remove the Class B common stock.

Voting Rights

        Directors are elected by a plurality of the votes entitled to be cast except as set forth below with respect to directors to be elected by the holders of Class B common stock. Our stockholders do not have cumulative voting rights. Except as otherwise provided in our amended and restated certificate of incorporation or as required by law, all matters to be voted on by our stockholders other than matters relating to the election and removal of directors must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter or by a written resolution of the stockholders representing the number of affirmative votes required for such matter at a meeting.

        The Class A and Class B common stock vote together as a single class in all matters, except that Fifth Third Bank is entitled to elect a number of our directors equal to the percentage of the voting power of all of our outstanding common stock represented by the Class B common stock held by Fifth Third Bank but not exceeding 18.5% of the board of directors. Each Class B director is elected by the affirmative vote of Fifth Third Bank, provided that if the voting power of the Class B common stock held by Fifth Third Bank does not entitle Fifth Third Bank a whole number of directors, such number of Class B directors will be rounded down. Each share of Class A common stock entitles the holder to one vote in all matters.

        The total value and voting power of the Class A common stock and the Class B common stock that Fifth Third Bank (as holder of Class B common stock) holds (not including, for the avoidance of doubt, any ownership interest in units of Vantiv Holding) is limited to 18.5% of all Class A common stock (and preferred stock entitled to vote with the Class A common stock, if we issue any in the future) and Class B common stock outstanding at any time other than in connection with a stockholder vote with respect to a change of control, in which event Fifth Third Bank has the right to that full number of votes equal to the number of shares of Class A common stock and Class B common stock it owns.

        If the total number of shares of Class A common stock and Class B common stock held by holders of shares of Class B common stock is greater than 18.5% of the total number of shares of voting common stock outstanding, the number of votes per share of Class B common stock will be equal to {(number of shares of Class A common stock (plus the number of votes to which any outstanding shares of preferred stock are entitled when voting together with the holders of common stock as a single class) not held by the holders of the Class B common stock/0.815)-(number of shares of Class A common stock outstanding (plus the number of votes to which any outstanding shares of preferred stock are entitled when voting together with the holders of common stock as a single class))}/number of shares of Class B common stock outstanding, rounded down to the nearest ten-thousandth, but not less than zero votes per share.

Preferred Stock

        Our board of directors is authorized to provide for the issuance of preferred stock in one or more series and to fix the preferences, powers and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption rights and liquidation preference and to fix the number of shares to be included in any such series without any further vote or action by our stockholders. Any preferred stock so issued may rank senior to our common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. In addition, any such shares of preferred stock may have class or series voting rights. However, we may not issue any shares of preferred stock to the extent such issuance would deprive holders of Class B common stock of their economic and voting rights under our amended and restated certificate of incorporation and the Amended and Restated Vantiv Holding Limited Liability Company Agreement, including any issuance of preferred stock that has a separate class vote, other than (i) a separate right to designate or elect a director or (ii) to the extent necessary to comply with any applicable national stock exchange listing standards related to the non-payment of dividends. As of the date of this prospectus, there are no outstanding shares of preferred stock.

Registration Rights

        In connection with our initial public offering, we entered into a registration rights agreement, or the Registration Rights Agreement, dated March 21, 2012, by and among Vantiv, Inc. and the stockholders party thereto, including funds managed by Advent International Corporation, which we refer to as Advent, and Fifth Third Bank. We agreed to use our best efforts to effect registered offerings upon request from Advent and Fifth Third Bank or the other holders of our securities that are party to the Registration Rights Agreement. We also granted "piggyback" registration rights with respect to any registerable securities held by the funds managed by Advent and Fifth Third Bank or the other holders of our securities that are party to the Registration Rights Agreement.

        Pursuant to the Registration Rights Agreement, the obligation to effect any demand for registration by the funds managed by Advent and Fifth Third Bank is subject to certain conditions, including that (i) there has not been more than two demand registrations on a Form S-1 on behalf of the funds managed by Advent, (ii) there has not been more than two demand registrations on Form S-1 on behalf of Fifth Third Bank, (iii) there has not been more than two registrations of subject securities pursuant to demand registrations per calendar year, (iv) there has not been any registration of the subject securities in the 90 days preceding such demand (whether or not pursuant to a demand registration) and (v) the anticipated aggregate market value of the offered securities is at least $75 million.

        In connection with any registration effected pursuant to the terms of the Registration Rights Agreement, we are required to pay for all of the fees and expenses incurred in connection with such registration, including registration fees, filing fees and printing fees. However, the underwriting discounts and selling commissions payable in respect of registerable securities included in any registration are to be paid by the persons including such registerable securities in any such registration on a pro rata basis. We have also agreed to indemnify the holders of registerable securities against all claims, losses, damages and liabilities with respect to each registration effected pursuant to the Registration Rights Agreement.

Consent Rights

        Our amended and restated certificate of incorporation provides Fifth Third Bank with consent rights that require the approval of Fifth Third Bank for certain significant matters. The consent rights will terminate upon the earlier to occur of any of the following, which we refer to as trigger events: (i) Fifth Third Bank and its affiliates transfer (other than as a result of an acquisition of control of Fifth Third Bank or any of its direct or indirect parent companies by any person) more than 50% of the shares of Class A common stock and Class B common stock that they held immediately following the consummation of our initial public offering (calculated on an as converted basis by aggregating Fifth Third Bank's ownership interest in our company with its ownership interest in Vantiv Holding (such aggregate as converted number of shares of Class A common stock held by Fifth Third Bank and its affiliates immediately following the consummation of our initial public offering being 86,005,200));

(ii) any specified competitor acquires control of Fifth Third Bank or any of its direct or indirect parent companies; (iii) any government entity acquires more than 20% interest in Fifth Third Bank or any person other than a specified competitor acquires control of Fifth Third Bank or any of its direct or indirect parent companies, and a change of more than 50% of the Class B directors occurs as a result; or (iv) Fifth Third Bank or any of its direct or indirect parent companies goes into bankruptcy, receivership or a similar event. Such consent rights require approval, subject to certain exceptions, for: (a) a change of control of Vantiv, Inc. to the extent the implied equity value of Vantiv, Inc., Vantiv Holding and our other subsidiaries is below certain thresholds, each being significantly lower than such implied equity value as of the date hereof; (b) changes to material terms and conditions of the Vantiv Holding Management Phantom Equity Plan; (c) issuances of new securities constituting more than 20% of total outstanding common stock of Vantiv, Inc. (excluding any shares issued or issuable in connection with the Warrant issued to Fifth Third Bank on June 30, 2009 or the Warrant, the Vantiv Holding Management Phantom Equity Plan and the 2012 Vantiv, Inc. Equity Incentive Plan, or the 2012 Equity Plan); and (d) incurrences of indebtedness by us and our subsidiaries if immediately following such incurrence our leverage ratio would be equal to or exceed 5 to 1. No consent rights exercisable by Fifth Third Bank may be transferred to any third party.

Vantiv Holding

        Vantiv Holding's Amended and Restated Limited Liability Company Agreement provides for a sufficient number of Class A units, Class B units and non-voting Class C units necessary for our capital structure, with the Class A units held by Vantiv, Inc., the Class B units held by Fifth Third Bank and the Class C non-voting units issuable upon exercise of the Warrant currently held by Fifth Third Bank. As of April 30, 2013, Vantiv, Inc. held 141,476,852 Class A units and is the majority unitholder of Vantiv Holding and operates and controls Vantiv Holding, subject to the terms of the Fifth Third Bank consent rights and other provisions set forth in the Amended and Restated Vantiv Holding Limited Liability Company Agreement. As of April 30, 2013, Fifth Third Bank held 70,219,136 Class B units, which are exchangeable for shares of Class A common stock (on a one-for-one basis) or, at Vantiv, Inc.'s option for cash pursuant to the Exchange Agreement.

        The Amended and Restated Vantiv Holding Limited Liability Company Agreement also provides Fifth Third Bank with consent rights that require the approval of Fifth Third Bank for certain significant matters related to Vantiv Holding and its subsidiaries. The consent rights will terminate upon the trigger events described above under "—Consent Rights." Such consent rights require approval for, among other things, subject to certain exceptions: (a) a change of control of Vantiv, Inc. or Vantiv Holding to the extent the implied equity value of Vantiv, Inc., Vantiv Holding and our other subsidiaries is below certain thresholds, each being significantly lower than such implied equity value as of the date hereof; (b) sales of assets in excess of $250 million; (c) acquisitions or investments in excess of $300 million; (d) retention of the auditor of Vantiv Holding and its subsidiaries; (e) transactions among Vantiv Holding and our other subsidiaries with Advent or its affiliates if they are not on arm's-length terms or would require payments/incurrence of obligations of more than $1 million; (f) a material change to the strategic direction of Vantiv Holding and/or our other subsidiaries; (g) making any loans or series of related loans in excess of $250 million; (h) incurrences of indebtedness by Vantiv Holding or its subsidiaries if immediately following such incurrence our leverage ratio would be equal to or exceed 5 to 1; (i) changes to material terms and conditions of any equity incentive plan of Vantiv Holding; (j) capital expenditure contracts in excess of $75 million; (k) the payment or setting aside of any distributions; (l) issuances of new securities constituting more than 20% of the total outstanding shares of Vantiv, Inc. (excluding any shares issued or issuable in connection with the Warrant, Vantiv Holding Management Phantom Equity Plan and the 2012 Equity Plan); (m) material tax elections; (n) submission of material tax returns; and (o) changes to capitalization or organization of any subsidiary (including the formation of any subsidiary) or any governance provisions of any subsidiary that would either circumvent the consent rights provided for in the Amended and Restated Vantiv

Holding Limited Liability Company Agreement or materially and adversely affect any member holding 15% or more of the outstanding units in a manner differently or disproportionately than the other members. Furthermore, until Fifth Third Bank and its affiliates are no longer deemed to control the company under applicable banking laws, we and Vantiv Holding are required to refrain from engaging in any business that would not be permissible for Fifth Third Bank or its affiliates or that would reasonably require Fifth Third Bank or its affiliates to seek regulatory approval, whether under the BHC Act, Ohio law or other applicable federal or state law, without first providing notice to Fifth Third Bank and to use reasonable best efforts to assist Fifth Third Bank or its affiliates in obtaining such regulatory approval. No consent rights exercisable by Fifth Third Bank may be transferred to any third party.

        Pursuant to the Amended and Restated Vantiv Holding Limited Liability Company Agreement, Vantiv Holding will determine when distributions will be made to unitholders of Vantiv Holding, including Vantiv, Inc., and the amount of any such distributions, subject to the consent rights described above (other than with respect to tax distributions made pursuant to the Amended and Restated Vantiv Holding Limited Liability Company Agreement and payments required under the Exchange Agreement and the Advancement Agreement, which allows us to make payments under our tax receivable agreement related to the NPC NOLs, make payments under our other tax receivable agreements to the extent not covered by payments made pursuant to the Amended and Restated Vantiv Holding Limited Liability Company Agreement and make payments required under the Exchange Agreement, pay our franchise taxes and cover our reasonable administrative and corporate expenses, which are not subject to such consent rights). If a distribution is authorized, such distribution will be made to the unitholders of Vantiv Holding pro rata in accordance with the percentages of their respective limited liability company interests.

        Upon a change of control, we will have the rights to require Fifth Third Bank to participate in the proposed transaction with respect to the units held by Fifth Third Bank if (i) the change of control is approved pursuant to the consent rights described above or (ii) the change of control has been approved by the stockholders of Vantiv, Inc. in which Fifth Third Bank was eligible to vote their entire equity interest in Vantiv, Inc. on a fully diluted basis (without giving effect to the exercise of the Warrant currently held by Fifth Third Bank).

        The holders of Class B units and Class C non-voting units have the right to put their Class B units and Class C non-voting units of Vantiv Holding to Vantiv, Inc., at any time, subject to certain exceptions, pursuant to the Exchange Agreement.

Anti-Takeover Considerations and Special Provisions of our Certificate of Incorporation, By-Laws and Delaware Law

        Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board the power to discourage acquisitions that some stockholders may favor.

Undesignated Preferred Stock

        The ability to authorize undesignated preferred stock will make it possible for our board of directors to issue preferred stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us. However, we may not issue any shares of preferred stock to the extent such issuance would deprive holders of Class B common stock of their economic and voting rights under our amended and restated certificate of incorporation and the Amended and Restated Vantiv Holding Limited Liability Company Agreement, including any issuance of preferred stock that has a separate class vote, other than (i) a separate right to designate or elect a director or (ii) to the extent necessary to comply with any applicable national stock exchange listing standards related to the non-payment of dividends. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.

Classified Board

        Our amended and restated certificate of incorporation provides that our board is divided into three classes, with one class being elected at each annual meeting of stockholders. Each director serves a three-year term, with termination staggered according to class. Class I and Class III currently consist of four directors. Class II consists of three directors. The holders of our Class A common stock elect each of our Class I directors, two of our Class II directors and three of our Class III directors. Fifth Third Bank elects one of each of the Class II and Class III directors.

        The composition of each class of directors will be subject to any increase or decrease in the number of Class B directors pursuant to the percentage of the voting power of all of our outstanding common stock represented by the Class B common stock held by Fifth Third Bank but not exceeding 18.5% of the board of directors. In the event of a decrease in the number of Class B directors, Fifth Third Bank will cause the appropriate number of Class B directors representing such decrease to resign. Our amended and restated certificate of incorporation provides that our board of directors will consist of between 11 and 15 directors, so long as any shares of Class B common stock are outstanding. Our board of directors is comprised of 11 directors.

        Our amended and restated certificate also provides that the Class A directors may only be removed for cause by the affirmative vote of the majority of the holders of outstanding shares of Class A common stock cast at a meeting of stockholders called for that purpose, with proper notice given of the purpose of the meeting. Class B directors may be removed from office with or without cause by the affirmative vote of Fifth Third Bank without a meeting.

        The classification of our board could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our company.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

        Our amended and restated bylaws provide that special meetings of the stockholders may be called only upon the request of a majority of the board or upon the request of the chief executive officer. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.

        Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as Class A directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be "properly brought" before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Additionally, vacancies and newly created directorships of Class A directors or Class B directors may be filled only by a vote of a majority of the Class A directors or Class B directors, respectively, then in office, even though less than a quorum, and not by the stockholders. Our amended and restated bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer's own slate of directors or otherwise attempting to obtain control of our company.

Stockholder Action by Written Consent

        Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless the company's certificate of incorporation provides otherwise.

        Our amended and restated certificate of incorporation and amended and restated bylaws provide that any action required or permitted to be taken by our stockholders may be effected by consent in writing or at a duly called annual or special meeting of our stockholders until the date when the Advent investors and Fifth Third Bank collectively cease to beneficially own 50% or more of our outstanding shares of, collectively, Class A common stock and Class B common stock. Following that date, any action required or permitted to be taken by our stockholders may be effected only at a duly called annual or special meeting of our stockholders and may not be effected by any consent in writing by such stockholders.

Supermajority Provisions

        The DGCL generally provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or by-laws, unless either a corporation's certificate of incorporation or by-laws require a greater percentage. Our amended and restated certificate of incorporation and amended and restated bylaws provide that the affirmative vote of holders of at least 66 2/3% of the voting power of the outstanding shares of, collectively, Class A common stock and Class B common stock is required to amend or repeal provisions in the amended and restated certificate of incorporation or amended and restated bylaws. Furthermore, for so long as Fifth Third Bank or any of its affiliates holds any shares of our Class B common stock, no amendment is permitted without the consent of the holders of a majority of the Class B common stock (which majority shall include Fifth Third Bank) to the articles in our amended and restated certificate of incorporation with respect to (a) our purpose; (b) our capital stock (other than with respect to an increase in the authorized number of shares of common stock or in connection with the authorization of preferred stock that is permitted to be authorized under our amended and restated certificate of incorporation); (c) amendments of certain agreements; (d) our board of directors (to the extent related solely to the Class B common stock); (e) the conduct of our business other than as a holding company; and (f) any definitions related to the foregoing. In addition, no other amendment to our certificate of incorporation is permitted that adversely affects the rights of Fifth Third Bank and its affiliates as holders of our Class B common stock in a manner disproportionate relative to the holders of the Class A common stock without the consent of the holders of a majority of the Class B common stock.

Business Combinations under Delaware Law

        Our amended and restated certificate of incorporation expressly states that we have elected not to be governed by Section 203 of the DGCL, which prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the time the stockholder became an interested stockholder, subject to certain exceptions, including if, prior to such time, the board of directors approved the business combination or the transaction which resulted in the stockholder becoming an interested stockholder. "Business combinations" include mergers, asset sales and other transactions resulting in a financial benefit to the "interested stockholder." Subject to various exceptions, an "interested stockholder" is a person who, together with his or her affiliates and associates, owns, or within three years did own, 15% or more of the corporation's outstanding voting stock. These restrictions generally prohibit or delay the accomplishment of mergers or other takeover or change-in-control attempts that are not approved by a company's board of directors. Although we have elected to opt out of the statute's provisions, we could elect to be subject to Section 203 in the future.

Corporate Opportunities

        Our amended and restated certificate of incorporation provides that directors appointed by the funds managed by Advent or Fifth Third Bank do not have any obligation to offer us an opportunity to participate in business opportunities presented to Advent or Fifth Third Bank even if the opportunity is one that we might reasonably have pursued (and therefore may be free to compete with us in the same business or similar businesses), and that, to the extent permitted by law, neither the funds managed by Advent nor Fifth Third Bank will be liable to us or our stockholders for breach of any duty by reason of any such activities. In addition, the Amended and Restated Limited Liability Company Agreement of Vantiv Holding contains a similar provision regarding corporate opportunities.

Holding Company

        Our amended and restated certificate of incorporation provides that for so long as the Exchange Agreement is outstanding, we will only conduct business through Vantiv Holding and its subsidiaries.

Listing

        Our Class A common stock is listed on the New York Stock Exchange under the symbol "VNTV."

Transfer Agent and Registrar

        The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC.

 SELLING STOCKHOLDERS

        Information regarding the beneficial ownership of our Class A common stock by the selling stockholders, the number of shares being offered by the selling stockholders and the number of shares beneficially owned by the selling stockholders after the applicable offering, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

PLAN OF DISTRIBUTION

        The selling stockholders may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

  •
  directly to one or more purchasers;

  •
  through agents;

  •
  to or through underwriters, brokers or dealers; or

  •
  through a combination of any of these methods.

        In addition, the manner in which the selling stockholders may sell some or all of the securities covered by this prospectus includes any method permitted by law, including, without limitation, through:

  •
  a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

  •
  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

  •
  ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

  •
  privately negotiated transactions.

        The selling stockholders may also enter into hedging transactions. For example, the selling stockholders may:

  •
  enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from the selling stockholders to close out its short positions;

  •
  sell securities short and redeliver such shares to close out the short positions;

  •
  enter into option or other types of transactions that require the selling stockholders to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

  •
  loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

        The securities covered by this prospectus may be sold:

  •
  on a national securities exchange;

  •
  in the over-the-counter market; or

  •
  in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.

        In addition, the selling stockholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from the selling stockholders or others to settle such sales and may use securities received from the selling stockholders to close out any related short positions. The selling stockholders may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

        A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

  •
  the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

  •
  the public offering price or purchase price of the securities and the net proceeds to be received by the selling stockholders from the sale;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or markets on which the securities may be listed.

        The offer and sale of the securities described in this prospectus by the selling stockholders, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to the prevailing market prices; or

  •
  at negotiated prices.

General

        Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Any selling stockholders, underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be "underwriters" as defined in the Securities Act. Any discounts or commissions they receive from the selling stockholders and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. The selling stockholders will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

        The selling stockholders and other persons participating in the sale or distribution of the securities will be subject to applicable prospectus of the Securities Act, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling stockholders or any other person. The anti-manipulation rules under the Securities Act may apply to sales of securities in the market and to the activities of the selling stockholders and any affiliates of the selling stockholders. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

        The selling stockholders are not restricted as to the price or prices at which they may sell the securities. Sales of such securities may have an adverse effect on the market price of the securities.

        Moreover, it is possible that a significant number of shares of common stock could be sold at the same time, which may have an adverse effect on the market price of the securities.

        We cannot assure you that the selling stockholders will sell all or any portion of the securities offered hereby.

Underwriters and Agents

        If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. The selling stockholders may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

        Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we and the applicable selling stockholders will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

        The selling stockholders may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. The selling stockholders may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us or any selling stockholders. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with the selling stockholders and its compensation.

        In connection with offerings made through underwriters or agents, the selling stockholders may enter into agreements with such underwriters or agents pursuant to which the selling stockholders receive outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from the selling stockholders under these arrangements to close out any related open borrowings of securities.

Dealers

        The selling stockholders may sell the offered securities to dealers as principals. The selling stockholders may negotiate and pay dealers' commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with the selling stockholders at the time of resale. Dealers engaged by the selling stockholders may allow other dealers to participate in resales.

Direct Sales

        The selling stockholders may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

        The selling stockholders may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

        The selling stockholders will enter into such delayed contracts only with institutional purchasers that the selling stockholders approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

        The selling stockholders may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, the selling stockholders in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

        In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. "Covered" short sales are sales of shares made in an amount up to the number of shares represented by the underwriters' over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make "naked" short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

        In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

        In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. ("FINRA"), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

LEGAL MATTERS

        Weil, Gotshal & Manges LLP, New York, New York, has passed upon the validity of the common stock offered hereby on behalf of us.

EXPERTS

        The consolidated financial statements of Vantiv, Inc. for the years ended December 31, 2012, 2011 and 2010 incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2012, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The audited historical financial statements of NPC Group, Inc. and its subsidiaries included in Exhibit 99.1 of Vantiv, Inc.'s current report on Form 8-K dated May 6, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

20,000,000 Shares

Class A Common Stock

Prospectus Supplement

J.P. Morgan

August 1, 2013